UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to (S)240.14-11(c) or (S)240.14a-12

SONIC INNOVATIONS, INC.

(Name of Regisitrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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Reg. (S)240.14a-101.
SEC 1913 (3-99)

Sonic Innovations, Inc.
2795 E. Cottonwood Parkway, Suite 660
Salt Lake City, Utah 84121
Phone: (801) 365-2800

March 28, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Marriott University Park Hotel in the Amphitheater on the Main Floor at 480 South Wakara Way, Salt Lake City, Utah on May 16, 2002 at 9:00 a.m. MDT.

The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you personally attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to ensure that you will be represented, we ask you to please vote by telephone or sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

We also plan to review the status of our business at the Annual Meeting. We look forward to seeing you.

Sincerely,
Andrew G. Raguskus
President and Chief Executive Officer

SONIC INNOVATIONS, INC.

VOTING METHODS

You may vote your shares by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save administrative and postage costs by voting by telephone—available 24 hours a day until 12:00 noon, EDT, on May 15, 2002.

BY TELEPHONE (only if your proxy card has a control number)

1.	On a touch-tone telephone, call toll-free 1-800-PROXIES (1-800-776-9437), 24 hours a day, seven days a week.

2.	Enter the company number and control number shown in the upper right corner of the proxy card when prompted.

3.	Follow the simple instructions.

BY MAIL

1.	Mark your selections on the enclosed proxy card.

2.	Date and sign your name exactly as it appears on your proxy card.

3.	Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in “street name” through a broker, bank or other third party, you will receive instructions from that third party (who is the holder of record) that you must follow in order for your shares to be voted.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

SONIC INNOVATIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE/TIME	9:00 a.m. MDT on Thursday, May 16, 2002

PLACE	Marriott University Park Hotel
Amphitheater on the Main Floor
480 South Wakara Way
Salt Lake City, Utah 84108
Phone number: 1-800-637-4390

ITEMS OF BUSINESS	1. Election of two directors for a three-year term;

2.    Amendment of our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan and the number of shares that are added annually to the plan;

3. Ratification of the appointment of Arthur Andersen LLP as our independent public accountants; and

4. Take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

VOTING
If you cannot attend the Annual Meeting, you may vote your shares by telephone or by completing and promptly returning the enclosed proxy card in the envelope provided. Telephone voting procedures are described in the “General Information about the Annual Meeting and Voting” section on the next page, as well as on the enclosed proxy card.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 20, 2002.

ANNUAL REPORT	Sonic Innovations’ 2001 Annual Report to Shareholders, which is not part of the proxy soliciting material, is enclosed.

By	Order of the Board of Directors,

Ste	phen L. Wilson

Sec	retary

This Notice of the Annual Meeting, Proxy Statement and accompanying proxy card were mailed on or about March 28, 2002.

SONIC INNOVATIONS, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

May 16, 2002

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Sonic Innovations, Inc. of proxies to be voted at Sonic Innovations’ Annual Meeting of Shareholders to be held on May 16, 2002 and at any adjournment thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board has set March 20, 2002 as the record date for the Annual Meeting. If you were the owner of Sonic Innovations’ common stock at the close of business on March 20, 2002, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	Held directly in your name (“shareholder of record”) with our transfer agent, American Stock Transfer & Trust; or

•	Held for you in an account with a broker, bank or other nominee (“street name”).

How many shares must be present to hold the Annual Meeting?

A majority of Sonic Innovations’ outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. On the record date, there were 19,409,185 shares of Sonic Innovations’ common stock outstanding. Shares are counted as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have properly submitted a proxy card or voted over the telephone.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•	Election of two directors for a three-year term;

•
Amendments to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan and the number of shares that are added annually to the plan; and

•	Ratification of the appointment of Arthur Andersen LLP as our independent public accountants.

In addition, shareholders will vote on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

How many votes are required to approve each proposal?

The election of each director nominee requires the “FOR” vote of a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

Approval of the amendments to the 2000 Employee Stock Purchase Plan and ratification of the appointment of the independent public accountants requires the “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on each proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the other proposals. If you withhold authority to vote on the election of directors, your shares will not be considered entitled to vote on the election of directors. If you abstain from voting on either or both of the other proposals, it has the same effect as a vote against the proposal(s) in question. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposals.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

How does the Board recommend that I vote?

Sonic Innovations’ Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” the other proposals.

How do I vote my shares without attending the Annual Meeting?

Whether you hold shares directly or in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record, you may vote:

•
By Telephone—you may submit your proxy (if your proxy card has a control number) by following the “Vote by Telephone” instructions on the proxy card. If you vote by telephone you do not need to return your proxy card; or

•
By Mail—you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in many cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

Telephone voting facilities for shareholders of record will close at 12:00 noon, EDT, on May 15, 2002.

How do I vote my shares in person at the Annual Meeting?

If you are a shareholder of record and wish to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy card or telephone so your vote will be counted even if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure all your shares are voted, sign and return each proxy card or, if you vote by telephone, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail or telephone, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Secretary prior to the Annual Meeting;

•	Submitting a properly signed proxy card with a later date prior to the Annual Meeting;

•	Voting by telephone at a later time prior to 12:00 noon, EDT, on May 15, 2002; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors currently consists of nine members and is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Shareholders. Dr. Anthony B. Evnin, Mr. G. Walter Loewenbaum II and Mr. G. Gary Shaffer are in the class of directors whose term expires at the 2002 Annual Meeting of Shareholders. Mr. Shaffer will not be standing for election, which leaves Mr. Evnin and Mr. Loewenbaum as the two nominees for election to the Board at this Annual Meeting. Directors whose terms are continuing after this Annual Meeting include Mr. Andrew G. Raguskus, Mr. Lawrence C. Ward and Dr. Allan M. Wolfe, who are in the class of directors whose term expires at the 2003 Annual Meeting, and Dr. Luke B. Evnin, Mr. Kevin J. Ryan and Mr. Samuel L. Westover, who are in the class of directors whose term expires at the 2004 Annual Meeting.

Executive officers are elected by the Board of Directors and serve until their successors have been duly elected and qualified. Dr. Anthony B. Evnin is the father of Dr. Luke B. Evnin. Other than the foregoing, there are no family relationships among any of our directors or executive officers.

DIRECTORS

Name of Director	Director Since	Term Expires(3)	Age(4)
Anthony B. Evnin, Ph.D.(1)	1995	2002	60
Luke B. Evnin, Ph.D.(2)	1995	2004	38
G. Walter Loewenbaum II (2)	2001	2002	57
Andrew G. Raguskus	1996	2003	56
Kevin J. Ryan	1999	2004	61
G. Gary Shaffer*	1997	2002	47
Lawrence C. Ward	2001	2003	49
Samuel L. Westover (2)	2002	2004	46
Allan M. Wolfe, M.D.(1)	1995	2003	64

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Term expires as of the Annual Meeting date in the year indicated.
(4)	As of December 31, 2001.
*	Mr. Shaffer is not standing for re-election to the Board.

Business Experience

Anthony B. Evnin, Ph.D. is Managing General Partner of Venrock Associates, a venture capital partnership, where he has been a Partner since 1975. Dr. Evnin serves on the boards of Triangle Pharmaceuticals, Inc. and Caliper Technologies Corporation. Dr. Evnin earned an AB from Princeton University and a Ph.D. in chemistry from the Massachusetts Institute of Technology.

Luke B. Evnin, Ph.D. is Vice Chairman of MPM Group, a venture capital firm, where he has been a General Partner since February 1998. Prior to that, Dr. Evnin was a General Partner of Accel Partners, a venture capital firm, where he was employed from 1990 to 1998. He currently serves on the boards of a number of private companies. Dr. Evnin earned an AB in molecular biology from Princeton University and a Ph.D. in biochemistry from the University of California at San Francisco.

G. Walter Loewenbaum II has been Chairman and Chief Executive Officer of Loewenbaum & Company, an investment management company, since 1990 and Chairman of 3D Systems, Inc., a manufacturer of rapid product development systems, since May 1999. Mr. Loewenbaum serves on the board of Luminex Corporation, a manufacturer of biological testing systems, and on the boards of a number of private companies. He earned a bachelor’s degree in history from the University of North Carolina.

Andrew G. Raguskus joined Sonic Innovations, Inc. in September 1996 as President, Chief Executive Officer and director. Mr. Raguskus was Chief Operating Officer for Sonic Solutions, Inc., a maker of digital audio workstations, during 1996. He was Senior Vice President of Operations for ReSound Corporation, a hearing aid company, from 1991 to 1995. Prior to joining ReSound, Mr. Raguskus held positions with various technology companies, including Sun Microsystems, Inc. and General Electric’s Medical Systems Division. Mr. Raguskus earned a bachelor’s degree in electrical engineering from Rensselaer Polytechnic Institute and is a graduate of General Electric’s MPA management program.

Kevin J. Ryan became our Chairman, an officer position, effective January 1, 2002. Mr. Ryan was Chairman, President and Chief Executive Officer of Wesley Jessen Vision Care, Inc., a manufacturer of contact lenses, from 1995 until its acquisition by the CIBA division of Novartis in 2001. Prior to that, Mr. Ryan was President of Biosource Technologies, Inc., a bio-pharmaceutical company, from 1991 to 1995. He serves on the board of Large Scale Biology Corporation, a bio-technology company. Mr. Ryan earned a bachelor’s degree in business and marketing from Notre Dame University.

G. Gary Shaffer is a General Partner of Morgenthaler, a venture capital firm, which he joined in 1987. He currently serves on the boards of a number of private companies. He earned a bachelor’s degree in engineering sciences from Dartmouth College and an M.B.A. from Stanford University. Mr. Shaffer will not be standing for re-election at the Annual Meeting.

Lawrence C. Ward was Corporate Vice President Worldwide Manufacturing Operations of Applied Materials Corporation from October 1998 to October 2001. Prior to that, Mr. Ward was President North American Region of Walbro Corporation from February 1998 to September 1998; Senior Vice President Operations and President Airbag and Seat Belt Division of Breed Technologies, Inc. from November 1997 to February 1998; Vice President Global Operations of Allied Signal Safety Restraint Systems from January 1997 to October 1997; and Vice President Manufacturing and Services of Exabyte Corporation from 1993 to 1996. He earned a bachelor’s degree in mechanical engineering from California Polytechnic State University and a master’s degree in mechanical engineering from Santa Clara University.

Samuel L. Westover is President and Chief Executive Officer of CIGNA Dental, a provider of dental insurance and dental managed care, which he joined in March 2002. He was Special Assistant to the Governor of Utah from March 2001 to March 2002. From 1996 to 2000, Mr. Westover was President and Chief Executive Officer of Orthalliance, Inc., a provider of practice management services to orthodontic practices, which he founded. Prior to that, Mr. Westover was President and Chief Executive Officer of Systemed, Inc., a prescription benefits management company, and Senior Vice President and Chief Financial Officer of Wellpoint Health Networks, Inc. and Blue Cross of California. He earned a bachelor’s degree in accounting from Brigham Young University.

Allan M. Wolfe, M.D. has been a General Partner of Utah Ventures, a venture capital firm, since 1989. He currently serves on the boards of a number of private companies. Dr. Wolfe earned a bachelor’s degree in American civilization from Cornell University and an M.D. from New York University School of Medicine.

The Board of Directors recommends a vote FOR the election of Dr. Anthony Evnin and Mr. Loewenbaum.

Board Meetings

During 2001, the Board of Directors met seven times. Each director attended each meeting of the Board of Directors, except for Dr. Luke Evnin, Dr. Sigrid Van Bladel (who resigned from the Board in June 2001) and Dr. Wolfe, who each missed two meetings, and Mr. Loewenbaum, Mr. Ryan and Mr. Shaffer, who each missed one meeting. Each of our directors is an independent, non-employee director, except Mr. Ryan, our Chairman, and Mr. Raguskus, our President and Chief Executive Officer.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. Our Committees are comprised only of independent directors except for the Stock Option Committee, which currently consists solely of Mr. Raguskus. The Audit Committee currently consists of Dr. Luke Evnin, Mr. Loewenbaum and Mr. Westover. During 2001, the Audit Committee consisted of Dr. Luke Evnin, Mr. Ryan and Dr. Sigrid Van Bladel (until her resignation from the Board in June 2001). The Audit Committee reviews our financial statements and accounting practices, considers the independence of the independent public accountants, particularly if there are non-audit services also provided, and makes recommendations to the Board of Directors regarding the selection of independent public accountants. The Committee operates under a formal written charter which has been approved by the Board and which is reviewed periodically. The charter was filed with last year’s Proxy Statement. The Audit Committee met five times in 2001 and each member attended each meeting, except Dr. Luke Evnin, Mr. Ryan and Dr. Van Bladel, who each missed one meeting.

The Compensation Committee currently consists of Dr. Anthony Evnin and Dr. Wolfe. During 2001, the Compensation Committee included Mr. Ryan until he became Chairman of the Board effective January 1, 2002. The Compensation Committee approves our officers’ salaries, annual incentive awards and stock option grants. The Compensation Committee also administers our 2000 Stock Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee met twice in 2001 and all members attended both meetings.

In 2001, the Board established a Stock Option Committee, currently consisting solely of Mr. Raguskus, which has the authority to grant stock options to non-officer employees only, up to a maximum of 10,000 shares per non-officer employee. Options granted in this manner are reported to the Board.

Director Compensation

In 2001, directors were not paid any fee or other cash compensation for service as a director, although directors were reimbursed for reasonable expenses incurred in attending Board or Committee meetings. Effective January 1, 2002, directors are paid for their services as follows:

	Attended in Person	Attended by Telephone
Each Board meeting	$2,500	$500
Each Committee meeting	$500	$200

Under our 2000 Stock Plan, each new non-employee director is granted a stock option for 15,000 shares of common stock, which vests at the rate of one-third on each annual anniversary from the date of grant. Following each Annual Meeting of Shareholders, each continuing non-employee director is granted a stock option for 6,000 shares of common stock, which fully vests one year from the date of grant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees; nor has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations furnished to us, we believe that during fiscal year 2001 all filings with the Securities and Exchange Commission by our executive officers and directors complied with requirements for reporting ownership and changes in ownership of our common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for Mr. Ryan’s Form 4 for stock purchases made in February 2001 that was filed two months late.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
NAMED EXECUTIVE OFFICERS

The following share ownership table sets forth information with respect to the beneficial ownership of our common stock as of March 20, 2002 by:

•	Each person, or group of affiliated persons, who is known by us to own beneficially more than 5% of our common stock;

•	Each of our directors;

•	Each executive officer named in the Summary Compensation Table; and

•	All of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Of Shares Beneficially Owned, Amount That May Be Acquired Within 60 Days By Option Exercise	Percent of Outstanding Shares(1)
Entities affiliated with Venrock Associates	2,318,486	(2)	—	11.9%
30 Rockefeller Plaza #5508 New York, NY 10112
Entities affiliated with MPM Capital L.P .	2,002,999	(3)	—	10.3%
601 Gateway Blvd., Suite 360 South San Francisco, CA 94080
Entities affiliated with Morgenthaler Venture Partners	1,662,576	(4)	7,194	8.6%
2730 Sand Hill Road Menlo Park, CA 94025
Entities affiliated with T. Rowe Price	1,113,753	(5)	—	5.7%
100 East Pratt Street Baltimore, MD 21202
Andrew G. Raguskus	462,405		320,140	2.3%
Stephen L. Wilson	303,538		280,034	1.5%
Jorgen Heide	143,105		129,635	*
Gregory N. Koskowich	134,349		68,770	*
Robert P. Wolf	64,617		57,916	*
Anthony B. Evnin	2,325,680	(6)	7,194	12.0%
Luke B. Evnin	2,011,106	(7)	7,194	10.4%
G. Gary Shaffer	1,662,576	(8)	7,194	8.6%
Allan M. Wolfe	20,584	(9)	7,194	*
Kevin J. Ryan	59,320		9,320	*
G. Walter Loewenbaum II	398,900	(10)	—	2.1%
Lawrence C. Ward	—		—	—
Samuel L. Westover	—		—	—
All directors and executive officers as a group (15 persons)	7,867,738		1,032,276	38.5%

*	Less than 1.0%.

The table above is based on 19,409,185 shares outstanding as of March 20, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws where applicable. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days, as shown in the second column above, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such, but are not treated as outstanding for the purpose of computing the percentage of any other person. Such shares are, therefore, included in the first column above.

SHARE OWNERSHIP TABLE
FOOTNOTES

(1)
Percentages are derived by dividing “Number of Shares Beneficially Owned” (column 1) by the sum of 19,409,185 (the number of shares outstanding as of March 20, 2002) and any shares that may be acquired within 60 days of March 20, 2002 (column 2).

(2)
Based on information in a Schedule 13G Report filed February 14, 2002 and Company records indicating that Venrock Associates and its affiliates (“Venrock”) were the beneficial owners of 2,318,486 shares, of which Venrock had shared voting and dispositive powers.

(3)
Based on information in a Schedule 13G Report filed February 14, 2002 and Company records indicating that MPM Capital L.P. and its affiliates (“MPM”) were the beneficial owners of 2,002,999 shares, of which MPM had sole voting and dispositive powers.

(4)
Based on information in a Schedule 13G Report filed February 14, 2002 and Company records indicating that Morgenthaler Venture Partners and its affiliates (“Morgenthaler”) were the beneficial owners of 1,662,576 shares, of which Morgenthaler had shared voting and dispositive powers.

(5)
Based on information in a Schedule 13G Report filed February 14, 2002 indicating that T. Rowe Price and its affiliates (“T. Rowe Price”) were the beneficial owners of 1,113,753 shares, of which T. Rowe Price had sole voting power over 462,653 shares and sole dispositive power over 1,113,753 shares.

(6)
Includes 2,318,486 shares of common stock beneficially owned by entities associated with Venrock Associates, of which Dr. Anthony Evnin is a General Partner. Dr. Anthony Evnin shares the right to vote such shares with other fund-affiliated entities, but disclaims beneficial ownership of these shares.

(7)
Includes 2,002,999 shares of common stock beneficially owned by entities associated with MPM Capital L.P., of which Dr. Luke Evnin is a General Partner. Dr. Luke Evnin shares the right to vote such shares with other fund-affiliated entities, but disclaims beneficial ownership of these shares.

(8)
Includes 1,662,576 shares of common stock beneficially owned by entities affiliated with Morgenthaler Venture Partners, of which Mr. Shaffer is a General Partner. Mr. Shaffer shares the right to vote such shares with other general partners, but disclaims beneficial ownership of these shares.

(9)
Includes 3,390 shares of common stock beneficially owned by Utah Ventures, of which Dr. Wolfe is a General Partner. Dr. Wolfe shares the right to vote such shares with other fund-affiliated entities, but disclaims beneficial ownership of these shares.

(10)
Includes 40,800 shares owned by Mr. Loewenbaum’s spouse, 80,000 shares owned by Mr. Loewenbaum’s two children and 57,700 shares in two partnerships, of which Mr. Loewenbaum has shared voting and dispositive powers. Mr. Loewenbaum disclaims beneficial ownership of all of these shares.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing compensation policy and administering the compensation programs for the Company’s executive officers including the Named Executive Officers. The Committee is comprised exclusively of independent, non-employee directors who are not eligible to participate in any of the Company’s compensation programs, except for the stock option program. All decisions by the Committee relating to the compensation of the Company’s executive officers are reviewed by the Board of Directors.

The Committee evaluates the Company’s executive compensation programs, mainly in relation to the programs offered by other medical products and supplies companies. This analysis is intended to ensure that the Committee has sufficient comparative data with respect to overall compensation levels. The Company reviews the reasonableness of total compensation levels using public information from medical products and supplies companies and several publicly available surveys. Certain of these companies are included in the S&P Healthcare (Medical Products and Supplies) Industry Index, which is used for the purpose of comparing shareholder returns in the shareholder return performance graph. The Committee’s objective is to attract and retain talented individuals by targeting total executive compensation in line with the medical products and supplies peer group companies.

In recognition of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility of certain executive compensation to $1,000,000 per year, the Committee will, to the extent programs can be excluded from the $1,000,000 limit and to the extent no pre-existing, contractual obligations exist, take the necessary actions to secure full tax deductibility under the Code.

Compensation Philosophy

The Company’s continued growth, new product development and market introduction activities, together with worldwide competitive pressures from significantly larger hearing aid companies, present significant challenges for the Company’s management. The Committee believes that, if the Company is to continue its growth, bring new products to market, achieve significant revenues and achieve and sustain profitability, its executive compensation program must have the flexibility to attract and retain high quality employees. Furthermore, the executive compensation program must provide incentives that will reward key managers for aggressively pursuing the actions necessary to improve the Company’s performance and enhance long-term shareholder value.

The Company’s executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company’s executive compensation program: base salary; a cash incentive bonus opportunity; and long-term stock based incentives in the form of stock options. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed by the Committee in conjunction with its review of the Company’s annual operating plan.

Base Salary

An executive’s base salary is determined by an assessment of his sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Committee sets base salaries for executive officers based on the executive’s contribution to the Company’s success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

Annual Incentive Awards

Payments under the Company’s management bonus program are based on the Company’s achievement of performance goals as approved by the Compensation Committee and each executive’s achievement of individual objectives as approved by the Chief Executive Officer. Company performance goals for 2001 were related to targeted levels of revenue, profitability and gross margin based on the Company’s 2001 operating plan, which was reviewed by the Board of Directors. No bonuses were paid for 2001 performance. It is anticipated that Company performance goals for 2002 will relate to net sales and earnings per share, and a component of the bonus may be tied solely to achievement of individual objectives. The management bonus program provides for a normal bonus of up to a maximum of 50% of base pay, with an over-achievement bonus of up to an additional maximum of 25% of base pay.

Stock Options

The Company’s philosophy regarding equity-based compensation is that equity-based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. The Company believes that equity-based incentives are very consistent with the entrepreneurial spirit the Company seeks in its executive team. In support of this philosophy, the Company has awarded stock options to its executive officers.

Stock options are generally granted annually consistent with the Company’s objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock options cannot be exercised immediately. Generally, stock options become exercisable over a four-year period. The number of shares subject to stock options granted to each executive officer is approved by the Compensation Committee. Individual grant size is dependent on the executive officer’s experience, position and level of responsibility within the Company, an evaluation of the executive officer’s performance and an assessment of the executive officer’s ability to positively impact the Company’s future business plans. No pre-assigned relative weight is ascribed to any of these factors.

Chief Executive Officer Compensation

Andrew G. Raguskus has been President and Chief Executive Officer of the Company since 1996. Mr. Raguskus’ salary in 2001 was $260,801. He has an annual normal bonus opportunity of up to a maximum of 50% of his base pay, with an annual over-achievement bonus opportunity of up to an additional maximum of 25% of base pay based on over-achievement of stated objectives. For 2001, the Company’s overall performance was below targeted levels and therefore, Mr. Raguskus did not receive a bonus. Mr. Raguskus’ salary and bonus opportunity were considered to be reasonable in comparison to similar salaries and bonus structures for medical device company chief executive officers. In 2001, Mr. Raguskus was granted a stock option to purchase 70,000 shares of common stock with an exercise price of $3.49 per share. The Compensation Committee will consider future salary and bonus adjustments and stock option grants for the chief executive officer based on the Company’s operating performance, as well as the compensation packages of similarly positioned medical device company chief executive officers. The Committee believes that the Chief Executive Officer should have an equity interest in the Company. As of March 20, 2002, Mr. Raguskus beneficially owned 462,405 shares of the Company’s common stock.

Conclusion

Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides appropriate incentives to attain solid financial performance and is strongly aligned with shareholder interests. The Committee believes that the Company’s compensation program directs the efforts of the executive officers toward the continued achievement of Sonic Innovations’ growth and profitability for the benefit of the Company’s shareholders.

Compensation Committee:

Anthony B. Evnin, Chairman
Allan M. Wolfe

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent public accountants are responsible for auditing those financial statements. The Audit Committee of the Board of Directors (the “Committee”) monitors and reviews these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Committee has relied on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the representations of the independent public accountants included in their report on the Company’s financial statements. This does not provide the Committee with an independent basis to determine that management has maintained (a) appropriate accounting and financial reporting principles or policies, or (b) appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent public accountants do not ensure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with management and the independent public accountants the Company’s audited financial statements as of and for the year ended December 31, 2001.

The Committee has discussed with the independent public accountants the matters required to be discussed by the American Institute of Certified Public Accountants’ Statement on Auditing Standard No. 61, “Communication with Audit Committees.”

The Committee has also reviewed the written disclosures and the letter from the independent public accountants required by the Independence Standards Board’s Independence Standard No. 1 “Independence Discussions with Audit Committees,” and has discussed with the accountants their independence.

Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the Company’s 2001 financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Committee:

Samuel L. Westover, Chairman
Luke B. Evnin
G. Walter Loewenbaum II

SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on Sonic Innovations’ common stock from May 2, 2000, the date of our initial public offering, with the cumulative total return on the S&P 500 Composite Index and the S&P Healthcare (Medical Products and Supplies) Industry Index over the same period. The graph and table assume the investment of $100 in each of Sonic Innovations’ common stock, the S&P 500 Composite Index and the S&P Healthcare (Medical Products and Supplies) Industry Index on May 2, 2000 and that all dividends were reinvested.

Comparison of Cumulative Total Return Among Sonic Innovations, S&P 500 Composite Index,
and S&P Healthcare (Medical Products and Supplies) Industry Index

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows the cash compensation and certain other compensation paid or accrued by us to our Chief Executive Officer and each of our other four most highly compensated executive officers (collectively the “Named Executive Officers”) during fiscal years 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
		Annual Compensation		Securities Underlying Stock Options		All Other Compensation (1)
Name and Principal Position	Year	Salary	Bonus
Andrew G. Raguskus	2001	$260,801	$—	70,000		$—
President and	2000	246,041	40,000	55,000		—
Chief Executive Officer	1999	231,000	55,000	105,264		—

Jorgen Heide	2001	213,349	—	60,000		—
Vice President International	2000	202,917	30,000	32,000		—
	1999	192,917	45,000	63,158		—

Stephen L. Wilson	2001	212,346	—	50,000		—
Vice President and	2000	203,167	30,000	30,000		—
Chief Financial Officer	1999	31,667	82,000	289,474	(3)	—

Gregory N. Koskowich	2001	203,317	—	60,000		—
Vice President	2000	192,917	28,000	32,000		—
Research and Development	1999	175,833	35,000	63,158		—

Robert P. Wolf	2001	199,471	—	80,000		28,439	(2)
Vice President	2000	56,875	67,000	100,000	(3)	—
Sales and Marketing	1999	—	—	—		—

(1)	Excludes the value of other compensation which in total did not exceed 10% of the Named Executive Officer’s salary and bonus.
(2)	Reimbursed relocation expenses.
(3)	Granted in connection with the hiring of the Named Executive Officer.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2001 to each of the Named Executive Officers. All options were granted under our 2000 Stock Plan. All options were granted at exercise prices equal to the fair market value of our common stock on the dates of grant. We have never granted any stock appreciation rights.

The percentage of options granted is based on an aggregate of 851,463 options granted by us during the fiscal year ended December 31, 2001 to our employees, including the Named Executive Officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.

The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and the option holder’s continued employment through the vesting period.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Name					5%	10%
A. Raguskus	70,000	8.2%	$3.49	11/19/11	$153,639	$389,351
J. Heide	60,000	7.0%	3.49	11/19/11	131,691	333,730
S. Wilson	50,000	5.9%	3.49	11/19/11	109,742	278,108
G. Koskowich	60,000	7.0%	3.49	11/19/11	131,691	333,730
R. Wolf	50,000	5.9%	6.18	5/9/11	194,328	492,466
	30,000	3.5%	3.49	11/19/11	65,845	166,865

All options in this table were granted at an exercise price equal to the fair market value on the date of grant. Options with an expiration date of 5/9/11 vest at the rate of  1/4th one year from the date of grant and  1/48th per month thereafter with full vesting achieved in four years. Options with an expiration date of 11/19/11 vest at the rate of  1/48th per month from the date of grant with full vesting achieved in four years.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth for each of the Named Executive Officers the number and value of exercisable and unexercisable stock options held at December 31, 2001. No stock options were exercised during 2001.

OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)*
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
A. Raguskus	—	$—	339,333	179,617	$1,150,255	$110,225
J. Heide	—	—	109,416	122,059	260,249	94,308
S. Wilson	—	—	245,386	124,088	190,632	96,447
G. Koskowich	—	—	56,994	124,483	83,443	79,221
R. Wolf	—	—	33,958	146,042	694	32,606

*
The value of unexercised in-the-money options was determined by multiplying the number of shares subject to such options by the difference between the exercise price per share and $4.60, the closing price per share of our common stock on the Nasdaq National Market on December 31, 2001.

Employment Agreements and Change-of-Control Arrangements

Pursuant to a resolution of the Board of Directors, half of the shares subject to the initial stock options granted to the Named Executive Officers upon commencing their employment will immediately vest in the event of an acquisition of Sonic Innovations (with the exception of Mr. Wilson, whose benefits upon an acquisition are described below). Dr. Koskowich will receive a severance payment equal to six month’s salary in the event that we terminate his employment. Mr. Wilson will receive a severance package of one year’s salary, bonus and benefits in the event that we terminate his employment. In the event that Mr. Wilson is terminated following a change of control of Sonic Innovations, he will receive two year’s salary and bonus and all of his then outstanding stock options will immediately vest.

Indemnification Agreements

We indemnify our directors and officers against certain costs that could be incurred if they were made, or threatened to be made, a party to a legal proceeding because of their official status as a director or officer. The indemnification agreements, together with our charter documents provide for indemnification to the fullest extent permitted by Delaware law.

PROPOSAL 2
AMENDMENTS TO OUR
2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan (the “Plan”) was adopted by our Board of Directors in February 2000 and approved by our shareholders in March 2000. The purpose of the Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. It is our intention that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. As of March 20, 2002, 163,726 shares of common stock were available for issuance under the Plan. Under the Plan to date, we have issued the following number of shares on the dates indicated: October 31, 2000—69,971 shares; April 30, 2001—91,232 shares; and October 31, 2001—93,492 shares. The Board of Directors has adopted, subject to shareholder approval, the following amendments to the Plan: (1) to increase the number of shares of common stock available under the Plan by 200,000; and (2) to increase the number of shares of common stock that are added to the Plan on January 1st of each year, beginning in 2003, to the lesser of (a) 2% of the outstanding shares on such date, (b) 200,000 shares, or (c) a lesser amount determined by our Board. Previously, the annual increase on January 1st of each year was equal to the lesser of (a) 1% of the outstanding shares on such date, (b) 105,263 shares, or (c) a lesser amount determined by our Board.

Administration.    The Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility.    Any employee who, on a given enrollment date, is employed by us is eligible to participate in the Plan; provided however, that no employee will be granted an option under the Plan (i) to the extent, immediately after the grant, such employee would own or hold outstanding options to purchase 5% or more of our capital stock, or (ii) to the extent his or her rights to purchase stock under the Plan accrue at a rate which exceeds $20,000 worth of stock (based on the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period.    The Plan has consecutive and overlapping twenty-four month offering periods that usually begin every six months. Each twenty-four month offering period includes four six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of common stock are purchased with a participant’s accumulated payroll deductions. The Board has the power to change the duration of future offering periods, if such change is made prior to the scheduled beginning of the first offering period to be affected. To participate in the Plan, an eligible employee must authorize payroll deductions pursuant to the Plan. Such payroll deductions may not exceed 10% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Plan or the employee’s employment terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of our common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price.    Shares of our common stock may be purchased under the Plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The fair market value of our common stock on any relevant date will be the closing price per share for the last market trading day prior to such date as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal. The number of shares of our common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the purchase period by the purchase price.

Payment of Purchase Price; Payroll Deductions.    The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of our common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price. However, a participant may not purchase more than 5,263 shares each purchase period. During the offering period, a participant may discontinue his or her participation in the Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the administrator. All payroll deductions made for a participant are credited to the participant’s account under the Plan, withheld in whole percentages only and included with our general funds. Funds received by us pursuant to exercises under the Plan are used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal.    Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to us a new subscription agreement.

Termination of Employment.    Termination of a participant’s employment for any reason, including disability or death, cancels his or her option and participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Changes in Capitalization.    Subject to any required action by our shareholders, the number of shares reserved under the Plan, as well as the price per share of common stock covered by each option under the Plan, that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

Except as expressly provided in the Plan, no issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation, the Board shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the dissolution or liquidation. If the Board shortens any purchase periods and offering periods then in progress, the Board shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Merger or Asset Sale.    In the event of any merger, consolidation, acquisition of assets or like occurrence, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board shall shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the merger, consolidation or asset sale. If the Board shortens any purchase periods and offering periods then in progress, the Board shall notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination.    Our Board may at any time and for any reason terminate or amend the Plan. Except as provided in the Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board on any exercise date if the Board determines that the termination of the Plan is in the best interest of us and our shareholders. Except as provided in the Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), we will obtain shareholder approval for any proposed amendments. Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board is entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as the Board determines in its sole discretion are advisable and consistent with the Plan.

Certain Federal Income Tax Information.    The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Participation in the 2000 Employee Stock Purchase Plan

Participation in the Plan is voluntary and is dependent on each employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. No purchases have been made under the Plan since its amendment by the Board. The following table sets forth certain information regarding shares purchased under the Plan during 2001 and payroll deductions accumulated as of December 31, 2001.

2000 EMPLOYEE STOCK PURCHASE PLAN BENEFITS

Name of Individual or Identity of Group	Number of Shares Purchased (#)	Dollar Value ($) *	Payroll Deductions as of Fiscal Year End ($)
Andrew G. Raguskus	—	$—	$—
Jorgen Heide	3,374	4,015	2,068
Stephen L. Wilson	6,719	7,998	4,060
Gregory N. Koskowich	6,414	7,622	3,945
Robert P. Wolf	4,701	5,698	386
All current executive officers as a group	23,716	28,223	11,822
All other employees (including all current officers who are not executive officers) as a group	161,008	191,088	109,779

*	Market value of shares on date of purchase, minus the purchase price under the Plan.

The Board of Directors recommends a vote FOR the approval of the amendments to our 2000 Employee Stock Purchase Plan.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP, certified public accountants, as our independent public accounting firm for the year ending December 31, 2002. Arthur Andersen has been our independent public accounting firm since 1995. Although it is not required to do so, the Board of Directors wishes to submit the appointment of Arthur Andersen for shareholder ratification at the Annual Meeting. Notwithstanding the appointment or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year without notice to, or the consent of, our shareholders, if the Board of Directors determines that such a change would be in our and our shareholders’ best interest. If the shareholders do not ratify the appointment, the Board will reconsider its selection.

Representatives of Arthur Andersen will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

For the year-ended December 31, 2001, we paid or have accrued fees to Arthur Andersen for both audit and non-audit related services. Audit fees of $94,000 included the 2001 annual audit and quarterly reviews. Other fees of $71,972 included (i) $59,649 of audit related fees pertaining to services provided in connection with acquisition due diligence, statutory audits in countries outside the U.S., accounting consultation, benefit plan audits and review of registration statements, and (ii) $12,323 of non-audit related fees pertaining to federal and state income tax preparation and tax consultation. There were no fees for financial information systems design and implementation in 2001. A summary of fees paid or accrued to Arthur Andersen for 2001 appears below:

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
$94,000	$—	$71,972

The Audit Committee believes Arthur Andersen’s independence has not been impaired by their non-audit services.

The Board of Directors recommends a vote FOR ratification of this appointment.

OTHER INFORMATION

Expenses of Solicitation

Sonic Innovations will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and employees of Sonic Innovations, without extra compensation, may solicit proxies personally or by mail, telephone or fax.

Deadline for Receipt of Shareholder Proposals

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order for a shareholder proposal to be considered for inclusion in Sonic Innovations’ proxy statement for next year’s Annual Meeting, the written proposal must be received by the Secretary at our offices no later than one hundred twenty (120) days prior to the date on which we mailed this Proxy Statement to shareholders in connection with this year’s Annual Meeting. Assuming a mailing date of March 28, 2002, the deadline for shareholder proposals for next year’s Annual Meeting will be November 26, 2002. In the event that the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s Annual Meeting, notice by the shareholder to be timely must be received no later than the close of business on the later of one hundred twenty (120) calendar days in advance of such Annual Meeting or ten (10) calendar days following the date on which public announcement of the date of next year’s Annual Meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement but instead is sought to be presented directly at next year’s Annual Meeting, SEC rules permit management to vote proxies in its discretion if Sonic Innovations: (a) receives notice before the close of business on November 26, 2002 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on November 26, 2002.

All submissions to, or requests of, the Secretary should be made to our principal offices: 2795 E. Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121.

Other

Sonic Innovations’ 2001 Annual Report to Shareholders is being sent to shareholders of record as of March 20, 2002, together with this Proxy Statement.

SONIC INNOVATIONS WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS, SONIC INNOVATIONS, INC., 2795 E. COTTONWOOD PARKWAY, SUITE 660, SALT LAKE CITY, UTAH 84121.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By	Order of the Board of Directors

Ste	phen L. Wilson
Secretary

SONIC INNOVATIONS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of March 4, 2002)

The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Sonic Innovations, Inc. (the “Plan”).

1.
Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)	“Board” means the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” means the common stock of the Company.

(d)	“Company” means Sonic Innovations, Inc. and any Designated Subsidiary of the Company.

(e)	“Compensation” means all gross earnings including commissions, overtime, shift premium, incentive compensation, bonuses and other compensation.

(f)	“Designated Subsidiary” means any subsidiary of the Company that has been designated by the Board as eligible to participate in the Plan.

(g)
“Employee” means any individual who is an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Enrollment Date” means the first Trading Day of each Offering Period.

(i)	“Exercise Date” means the last Trading Day of each Purchase Period.

(j)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination.

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination.

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

1

(iv)
For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) for the initial public offering of the Company’s Common Stock (the “Registration Statement”).

(k)
“Offering Periods” means the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1st and November 1st of each year and terminating on the last Trading Day in the periods ending twenty-four months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the SEC declares the Company’s Registration Statement effective and ending on the last Trading Day on or before April 30, 2002 The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)	“Plan” means this 2000 Employee Stock Purchase Plan.

(m)	“Purchase Period” means the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date.

(n)
“Purchase Price” means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(o)	“Trading Day” means a day on which national stock exchanges are open for trading.

3.	Eligibility.

(a)	Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or any subsidiary; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty Thousand Dollars ($20,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.
Offering Periods.    The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1st and November 1st each year, or on such other date as the Board shall determine; provided, however, that the first Offering Period shall commence with the first Trading Day on or after the date on which the SEC declares the Company’s Registration Statement effective and ending on the last Trading Day on or before April 30, 2002. The Board shall have the power to change the commencement dates and duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

(a)
An eligible Employee may become a participant in the Plan by completing an agreement authorizing payroll deductions in the form of Exhibit A and filing it with the Company’s human resources department prior to the applicable Enrollment Date.

(b)
Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

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6.	Payroll Deductions.

(a)
At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)
All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)
A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company a new agreement authorizing a change in payroll deduction rate. A participant’s agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased by the Company at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year.

(e)
At the time the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

7.
Grant of Option.    On the Enrollment Date of each Offering Period, each participating Employee shall be granted an option to purchase on each Exercise Date up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,263 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.	Exercise of Option.

(a)
Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period.

(b)
If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed the number of shares of Common Stock that were authorized under the Plan, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date, and (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.

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9.
Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.
Withdrawal.    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for all Offering Periods then in progress shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Periods. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new agreement.

11.	Termination of Employment.

Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Purchase Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.	Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	Stock.

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 618,421 shares plus an annual increase to be added on each January 1st equal to the lesser of (i) 200,000 shares, (ii) 2% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board.

(b)	The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.
Administration.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.
Designation of Beneficiary.    A participant may file a written designation of a beneficiary who is to receive any shares and cash from the participant’s account under the Plan in the event of such participant’s death. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a valid beneficiary, the Company shall deliver such shares and cash to the executor or administrator of the estate of the participant.

16.
Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

4

17.
Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.
Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)
Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the shares authorized and remaining under the Plan, the maximum number of shares each participant may purchase each Purchase Period, the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date.

(c)
Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date.

20.	Amendment or Termination.

(a)
The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

5

(b)
Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c)
In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such financial consequences including, but not limited to: (i) altering the Purchase Price for any Offering Period including an Offering Period underway; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway; and (iii) allocating shares. Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

21.
Notices.    All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.
Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the shares may then be listed.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intent to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.
Term of Plan.    The Plan shall become effective upon of its adoption by the Board of Directors and approval by the shareholders of the Company. It shall continue in effect for a term of 10 years unless sooner terminated under Section 20 hereof.

24.
Automatic Transfer to Low Price Offering Period.    To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

6

Exhibit A

SONIC INNOVATIONS, INC.
EMPLOYEE STOCK PURCHASE PLAN
AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary

1.	I hereby elect to participate in the Employee Stock Purchase Plan (the “ESPP”) and to purchase shares of the company’s common stock in accordance with this Agreement and the ESPP.
2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my compensation on each payday (from 0 to 10% in whole percentages) during the purchase period.
3.	I understand that if I do not withdraw from a purchase period, my accumulated payroll deductions will be used to automatically purchase shares of common stock at the applicable purchase price.
4.	I have received a copy of the complete ESPP. I understand that my participation in the ESPP is in all respects subject to the terms of the ESPP and I hereby agree to be bound by the terms of the ESPP.
5.	My shares purchased under the ESPP should be issued in the name(s) of:

(Employee or Employee and Spouse only).
6.
I understand that if I dispose of any shares received by me pursuant to the ESPP within one year after the purchase date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. The company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation.

7.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the ESPP:

(Name)	(Social Security Number)	(Relationship)

I UNDERSTAND THAT THIS AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.

Dated:

	Signature of Employee	Social Security Number

Spouse’s Signature (If beneficiary other than spouse)

Exhibit B

SONIC INNOVATIONS, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

☐
I hereby withdraw form the Employee Stock Purchase Plan (the “ESPP”) effective immediately and direct the Company to pay me as promptly as practicable all the payroll deductions credited to my account with respect to the ESPP.

☐	I hereby withdraw from the ESPP effective immediately and direct the Company to purchase shares with the payroll deductions already credited to my account at the end of the current purchase period.

I understand that upon withdrawal no further payroll deductions will be made as of my withdrawal date. I understand that I shall be eligible to participate in succeeding purchase periods only by delivering to the Company a new ESPP Agreement.

Name

Social Security Number

Signature

Date

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders
SONIC INNOVATIONS, INC.

May 16, 2002

↓ Please Detach and Mail in the Envelope Provided ↓

A [X] **Please mark your votes as in this example.**

The Board of Directors recommends a vote for Proposals 1, 2 and 3.

	FOR	WITHHOLD AUTHORITY
1. Election of two directors	☐	☐

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____

Nominees:
Anthony B. Evnin
G. Walter Loewenbaum II

	FOR	AGAINST	ABSTAIN
2. Proposal to amend the 2000 Employee Stock Purchase Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ________________ Signature of Shareholder ________________ Date: ________, 2002
IF HELD JOINTLY

NOTE: Please date and sign exactly as your name appears above. When signing as executor, administrator, trustee or guardian, you must give your full title. When shares have been issued in the name of two or more persons, all must sign.

SONIC INNOVATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2002

The undersigned hereby appoints Andrew G. Raguskus and Stephen L. Wilson, or either of them, as Proxies, with full power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2002 at 9:00 a.m. MDT at the Marriott University Park Hotel in the Amphitheater on the Main Floor, 480 So. Wakara Way, Salt Lake City, UT 84108, or any adjournments thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

SONIC INNOVATIONS, INC.

Co. # ____________ May 16, 2002 Acct. # ____________

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS →

Please Detach and Mail in the Envelope Provided

A **X** Please mark your votes as in this example.

The Board of Directors recommends a vote for Proposals 1, 2 and 3.

1. Election of two directors — FOR ☐ WITHHOLD AUTHORITY ☐

Nominees: Anthony B. Evnin, G. Walter Loewenbaum II

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____

	FOR	AGAINST	ABSTAIN
2. Proposal to amend the 2000 Employee Stock Purchase Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ____________ Signature of Shareholder ____________ IF HELD JOINTLY Date: ________, 2002

NOTE: Please date and sign exactly as your name appears above. When signing as executor, administrator, trustee or guardian, you must give your full title. When shares have been issued in the name of two or more persons, all must sign.